Exhibit 5.1

March 19, 2026

Bonus Biogroup Ltd.
Matam Advanced Technology Park

Building 20
Haifa 3190501, Israel

Ladies and Gentlemen,

Re: Registration Statement on Form F-1

We have acted as Israeli counsel for Bonus Biogroup Ltd. (the “Company”), a company organized under the laws of the State of Israel in connection with the preparation and filing of the Registration Statement on Form F-1 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), on or about the date hereof, under the Securities Act of 1933, as amended (the “Act”), by the Company relating to the offering (the “Offering”) by the Company of up to $17,250,000 of American Depositary Shares (“ADSs”), each representing 30 ordinary shares, no par value per share, of the Company (“Ordinary Shares”) (the ADSs being registered under the Registration Statement are referred to herein as the “Offering ADSs”). The Offering ADSs will be issued under the Deposit Agreement to be entered by and among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”).

This opinion is being furnished in connection with the requirements of Items 601(b)(5) and (b)(23) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement other than as expressly stated herein with respect to the issuance of the Offering ADSs.

In connection with this opinion, we have examined and relied without investigation as to matters of fact upon the Registration Statement and exhibits thereto, the prospectus that is a part of the Registration Statement, the Amended and Restated Articles of Association of the Company, as in effect prior to the effectiveness of the Registration Statement (the “Articles”), resolutions of the board of directors of the Company (such resolutions, the “Resolutions”) that relate to the Registration Statement and other actions to be taken in connection with the Offering, such originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and statements of public officials and officers and representatives of the Company and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed that until such time as the Offering ADSs are issued, the Resolutions will not be rescinded, cancelled, amended or modified in any way.

Upon the basis of such examination and subject to the assumptions and qualifications stated herein, we are of the opinion that upon payment to the Company of the consideration for the Offering ADSs as described in the Registration Statement and the issuance and deposit with the Depositary (or its custodian) of the Ordinary Shares to be represented by the Offering ADSs, the Ordinary Shares to be represented by the Offering ADSs will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the section of the Registration Statement entitled “Legal Matters.” In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act, or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Goldfarb Gross Seligman & Co.